EXHIBIT 23.1


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Race World International, Inc.


We consent to the inclusion in this Annual Report of Race World
International, Inc. on Form 10-K of our report dated March 29, 2010, with respect to our audits of the financial statements of Race World International, Inc. as of December 31, 2009 and 2008.


/s/ UHY LDMB Advisors Inc.
- --------------------------
UHY LDMB Advisors Inc.

Chartered Accountants
Surrey, British Columbia

March 29, 2010